Exhibit 23.3

广东深谋律师事务所 Guangdong Shenmou Law Firm Room 3108B, 31st Floor, Modern International Building, No. 3038, Jintian Road, Futian District, Shenzhen City, Guangdong Province，China

To:

CIMG Inc

Room R2, FTY D, 16/F,

Kin Ga Industrial Building,

9 San On Street, Tuen Mun,

Hong Kong

March 25, 2026

Dear Sir/Madam,

We, being the PRC legal advisor to the Company in connection, hereby give our consent, and confirm that we have not withdrawn our consent, to include our name, opinions, advice, confirmations and/or summaries of the same in the Registration Statement on Form S-1 (the “Registration Statement”), and the references to our name, opinions, advice and/or confirmations in the form and context in which they respectively appear in the Registration Statement.

We also hereby consent to the filing of this consent letter in connection with the filing of the Registration Statement with the SEC as exhibit to the Registration Statement.

Yours faithfully,

/s/ Guangdong Shenmou Law Firm
Guangdong Shenmou Law Firm